Exhibit 3.3

State of Delaware Secretary of State Division of Corporations Delivered 02:01 PYI 08/3112020 illED 02:03PM 08/31/2020 SR 20207025263 - File Nu mber 7281235 CERTIFICATE OF AMENDMENT OF CERTIFICATE OF INCORPORATION OF ROTH ACQUISITION I CO. I,Byron Roth , being the CEO of Roth Acquisition I Co., a corporation existing under the laws of the State of Delaware (the "Corporation"), do hereby certify as follows: FIRST.The name of the Corporation is: Roth Acquisition I Co. SECOND. The original Certificate of Incorporation of the Corporation was filed with the Secretary of State of the State of Delaware (the "Secretary") on February 13, 2019 (the "Certificate oflncorporation"). THIRD. The Certificate of Incorporation is hereby amended by striking Article FIRST thereof in its entirety and substituting in lieu thereof a new Article FIRST, which shall read in its entirety as follows: "FIRST: The name of the corporation is: Roth CH Acquisition II Co. (the "Corporation")" FOURTH. This Certificate of Amendment of Certificate of Incorporation has been duly adopted in accordance with the provisions of Section 242 of the Delaware General Corporation Law. IN WITNESS WHEREOF, the undersigned affirms that the statements made herein are true under the penalties of perjury, this 28th day of August, 2020. Name: Byron Roth Title: CEO 19391984.1 234427-10001